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                                                     	      EXHIBIT 23.1

                  CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Option Plan and Restricted Stock Awards of Horizon Group, Inc for the registration of 707,108 shares of its common stock of our report dated March 13, 1998 (except for the second paragraph of Note 3 and the fourth and fifth paragraphs of Note 4, as to which the date is April 1, 1998), with respect to the consolidated financial statements and schedule of Horizon Group, Inc., included in its Annual Report (Form 10-K/A) for the year ended December 31, 1997, and to the reference to our firm under the caption "Experts" and the use of our report dated April 3, 1998 with respect to the combined financial statements and schedule of Horizon Group Properties, Inc., included in the Registration Statement (Form S-4 No. 333-51285) of Sky Merger Corp. and the related Joint Proxy Statement/Prospectus/Information Statement, filed with the Securities and Exchange Commission.



Chicago, Illinois
June 3, 1998
                                    /s/ Ernst & Young LLP